THE SECURITIES TO WHICH THIS AGREEMENT AND PLAN OF MERGER RELATES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made as of October 9, 2014,

AMONG:

ECOLOGIC TRANSPORTATION, INC., a publicly held Nevada corporation

(“EGCT”)

AND:

PEARTRACK SYSTEMS GROUP LIMITED, a privately held Nevada corporation

(“PTSG”)

AND:

PEARTRACK ACQUISITION CORP., a privately held Nevada corporation.

(“EGCT Sub”)

WHEREAS:

A. EGCT Sub is a wholly-owned subsidiary of EGCT;

B. The board of directors of each of EGCT and PTSG deem it advisable and in the best interests of their respective companies and shareholders that PTSG be merged (the “Merger”) with and into EGCT Sub, with PTSG remaining as the surviving corporation under the name “PearTrack Systems Group Limited”;

C.   For federal income tax purposes, EGCT, EGCT Sub and PTSG intend that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of Section 368(a) of the Code; and

A.  The boards of directors of each of EGCT, EGCT Sub and PTSG have approved this Agreement and Plan of Merger (the “Agreement”) and the Transaction.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1.

DEFINITIONS

1.1

Definitions. The following terms have the following meanings, unless the context indicates otherwise:

(a)

“Agreement” means this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

(b)

 “Applicable Securities Legislation” means all applicable securities legislation in all jurisdictions relevant to the issuance of the EGCT Shares;

(c)

 “Closing” means  the completion of the Transaction, in accordance with Section 6 hereof, at which time the Closing Documents will be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

(d)

“Closing Date” means October 17, 2014, or a date mutually agreed upon by the parties hereto;

(e)

“Closing Documents” means the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

(f)

“Code” has the meaning ascribed to such term in Recital C hereto;

(g)

“EGCT” has the meaning ascribed to it in the preamble to this Agreement;

(h)

“EGCT Common Stock” has the meaning ascribed to it in Section 4.4 hereto;

(i)

“EGCT Preferred Stock” has the meaning ascribed to it in Section 4.4 hereto;

(j)

“EGCT Shares” means up to 51,358,555 fully paid and non-assessable shares of EGCT common stock to be issued to the Shareholders on the Closing Date;

(k)

“EGCT Warrants” has the meaning ascribed to it in Section 4.4 hereto;

(l)

“Loss” means  any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorney, accountant and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by any person or entity including damages for lost profits or lost business opportunities;

(m)

“Merger” has the meaning ascribed to such term in Recital B hereto;

(n)

“Merger Consideration” has the meaning ascribed to such term in Section 2.2(e) hereto;

(o)

“OTC Bulletin Board” means the FINRA over-the-counter bulletin board;

(p)

“OTCQB” means the inter-dealer quotation and trading system for securities of SEC-reporting companies on the OTCQB marketplace.

(q)

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, government, entity or government or any group comprised of one or more of the foregoing.

(r)

“Patents and Trademarks” means the patents and trademarks listed in Schedule 9 hereto;

(s)

“PTSG” has the meaning ascribed to it in the preamble to this Agreement;

(t)

“PTSG Common Stock” has the meaning ascribed to such term in Section 3.3 hereof;

(u)

“PTSG Financial Statements” means the financial statements of PTSG included in Schedule 10 hereto and forming part of this Agreement;

(v)

“PTSG Shares” means the 10,000,000 shares of PTSG Common Stock held by the Shareholders, being all of the issued and outstanding securities of PTSG beneficially held, either directly or indirectly, by the Shareholders;

(w)

“SEC” means the United States Securities and Exchange Commission;

(x)

“SEC Reports” means the periodic and current reports filed by EGCT with the SEC pursuant to the 1934 Act;

(y)

“Shareholders” means the Shareholders of PTSG listed in Schedule 1 hereto;

(z)

“Stock Consolidation” has the meaning ascribed to such term in Section 3.21 hereto;

(aa)

“Surviving Corporation” has the meaning ascribed to such term in Section 2.1 hereto;

(bb)

“Taxes” means  any  federal,  state, local, or foreign income, gross receipts,  license,  payroll,  employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Internal Revenue Code  59A),  customs  duties,  capital  stock,  franchise, profits, withholding, social  security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty,  or  addition  thereto,  whether  disputed  or  not  and  including any obligations  to indemnify or otherwise assume or succeed to the Tax liability of any  other  Person.

(cc)

“Tax  Return”  means  any  return,  declaration,  report,  claim  for refund, or information  return  or  statement  relating to Taxes, including any schedule or attachment  thereto,  and  including  any  amendment  thereof;

(dd)

“Transaction” means the merger of EGCT Sub into PTSG and the issuance of the EGCT Shares to the Shareholders;

(ee)

“Transmittal Documents” has the meaning ascribed to such term in Section 2.3 hereto;

(ff)

“Treasury Order” means the treasury order authorizing and directing EGCT’s transfer agent to issue share certificates for the Merger Consideration to the Shareholders named on Schedule 1 attached hereto for the number of EGCT Shares shown next to their names, under the caption “Number of EGCT Shares to be received on Closing”.

(gg)

“1933 Act” means the United States Securities Act of 1933, as amended;

(hh)

“1934 Act” means the United States Securities Exchange Act of 1934, as amended; and,

(ii)

Schedules.  The following schedules are attached to and form part of this Agreement:

Schedule 1	-	Shareholders
Schedule 2	-	Directors and Officers of PTSG
Schedule 3	-	Directors and Officers of EGCT
Schedule 4	-	PTSG Liabilities
Schedule 5	-	PTSG Leases, Subleases, Claims, Capital Expenditures, Taxes and Other Property Interests
Schedule 6	-	PTSG Material Agreements
Schedule 7A	-	Certificate of U.S. Shareholder
Schedule 7B	-	Certificate of Non-U.S. Shareholder
Schedule 8	-	PTSG Employees and Consultants
Schedule 9	-	PTSG Patents and Trademarks
Schedule 10	-	PTSG Financial Statements
Schedule 11	-	PTSG Actions, Proceedings, Judgements, Orders and Claims
Schedule 12	-	PTSG Disagreements with Accountants and Lawyers
Schedule 13	-	PTSG Tax Matters
Schedule 14	-	PTSG Transactions with Affiliates and Employees

1.2

Currency. All dollar amounts referred to in this Agreement are in United States funds, unless expressly stated otherwise.

2.

MERGER transaction

2.1

Merger. On and subject to the terms and conditions of this Agreement, EGCT Sub will merge with and into PTSG at the Effective Time (as defined below).  PTSG shall be the corporation surviving the Merger (the “Surviving Corporation”).

2.2

Effect of Merger.

(a)

General.  The Merger shall become effective on the date and at the time (the “Effective Time”) PTSG and EGCT Sub file the Articles of Merger with the State of Nevada.  The Merger shall have the effect set forth in the Nevada Revised Statutes.  The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either PTSG or EGCT Sub in order to carry out and effectuate the Transaction.

(b)

Articles of Incorporation.  The Articles of Incorporation of Surviving Corporation shall be the Articles of Incorporation of PTSG immediately prior to the Effective Time.

(c)

Bylaws.  The Bylaws of Surviving Corporation shall be the Bylaws of PTSG immediately prior to the Effective Time.

(d)

Directors and Officers.  The directors and officers of PTSG shall be and remain the directors and officers of Surviving Corporation at and as of the Effective Time, each holding the office with the Surviving Corporation that he or she held with PTSG immediately prior to the Effective Time.

(e)

Conversion and Exchange of Securities.  At and as of the Effective Time, the PTSG Shares shall be converted into the right to receive EGCT Shares (for each Shareholder a fractional share resulting from conversion of its aggregate holdings will be rounded up to the nearest whole share) which EGCT Shares will be issued to the Shareholders on a basis of 5.1358555 EGCT Shares for each PTSG Share held (the “Merger Consideration”).  No PTSG securities shall be deemed to be outstanding or to have any rights other than those described and provided for in this Section 2 at and after the Effective Time. EGCT shall issue an aggregate of fifty-one million three hundred fifty-eight thousand five hundred and fifty-five (51,358,555) EGCT Shares in exchange for the PTSG Shares. The Shareholders, their ownership of PTSG Shares and the number of EGCT Shares into which their PTSG Shares will be converted are set forth in Schedule 1 of this Agreement.

(f)

Lock-up of EGCT Shares.  The Shareholders shall each enter into a lock-up agreement that will restrict the Shareholders’ right to sell or dispose of the EGCT Shares for ninety (90) days following the Closing Date and thereafter with certain volume restrictions.

(g)

Exemption from Registration.  The issuance of the EGCT Shares will be exempt from the registration requirements of the 1933 Act pursuant to Rule 506 of Regulation D and to Regulation S promulgated under the Act.  By execution of the Transmittal Documents each U.S. Shareholder will confirm that such Shareholder is an “accredited investor” as that term is defined in Rule 501 of Regulation D and each non-U.S. Shareholder shall confirm that such Shareholder is a “non-U.S. person” as that term is described in Section 902(a) of Regulation S.

(h)

Termination of Options to Purchase PTSG Shares.  At and as of the Effective Time, each outstanding option or right to purchase or acquire any securities of PTSG to which PTSG is a party, if any, shall terminate and no longer represent any right to purchase any securities of PTSG, EGCT or EGCT Sub.

(i)

Conversion of EGCT Sub Securities.  At and as of the Effective Time, all EGCT Sub securities shall be converted into shares of common stock of the Surviving Corporation, as such are constituted immediately following the Effective Time, and shall be registered in the name of EGCT.

(j)

Dissenting Shares.  Each outstanding PTSG share, the holder of which has not approved the Transaction and demanded and perfected its demand for payment of the fair value of its shares in accordance with applicable corporate laws (“Appraisal Rights”) and has not effectively withdrawn or lost its right to such payment (“Dissenting Shares”) shall not be converted into or represent a right to receive EGCT Shares pursuant to Section 2.2(e) hereof, and the holder thereof shall be entitled only to such rights as are granted by the Appraisal Rights.  Each holder of Dissenting Shares who becomes entitled to payment for its PTSG Shares pursuant to Appraisal Rights shall receive payment therefor from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to the Appraisal Rights).

(k)

Effect of Merger.  At and as of the Effective Time, the Surviving Corporation, without further act, deed or other transfer, shall retain or succeed to, as the case may be, and possess and be vested with all the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of PTSG and EGCT Sub; all property of every description and every interest therein, and all debts and other obligations of or belonging to or due to each of PTSG or EGCT Sub on whatever account shall thereafter be taken and deemed to be held by or transferred to, as the case may be, or invested in the Surviving Corporation without further act or deed, title to any real estate, or any interest therein vested in PTSG or EGCT Sub, shall not revert or in any way be impaired by reason of this merger; and all of the rights of creditors of PTSG and EGCT Sub shall be preserved unimpaired, and all liens upon the property of PTSG and EGCT Sub shall be preserved unimpaired, and all debts, liabilities, obligations and duties of the respective corporations shall thenceforth remain with or be attached to, as the case may be, the Surviving Corporation and may be enforced against it to the same extent as if all of said debts, liabilities, obligations and duties had been incurred or contracted by it.

2.3

Procedure for Exchange of Shares.  Immediately after the Effective Time, EGCT shall mail or cause to be delivered by mail or courier to the Shareholders (excluding the holders of Dissenting Shares) at their addresses as they appear on the books and records of PTSG the following documents (the “Transmittal Documents”): (i) a letter of transmittal for the Shareholders to use in surrendering the certificates representing their PTSG Shares in exchange for certificates representing the EGCT Shares to which they are entitled as Merger Consideration pursuant to the conversion under Section 2.2€ hereof; and (ii) an accredited investor certificate in the form attached as Schedule 7A or a Non-U.S. person certificate in the form attached as Schedule 7B to this Agreement. The EGCT Shares to be issued to the Shareholders shall be, as of the Effective Time, fully paid and non-assessable and shall be issued by EGCT upon EGCT’s receipt of the respective Shareholder’s duly executed Transmittal Documents pursuant to a safe harbor from the prospectus and registration requirements of the 1933 Act. All certificates representing the EGCT Shares, when issued in accordance with the terms of this Agreement, will be endorsed with restrictive legends substantially in the same form as the following legends pursuant to the 1933 Act, in order to reflect the fact that these are restricted securities and will be issued to the Shareholders pursuant to a safe harbor from the registration requirements of the 1933 Act:

For Shareholders resident in the United States:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

For Shareholders not resident in the United States:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

2.4

No Fractional Shares of EGCT Common Stock.  No certificates or scrip or shares of EGCT Common Stock representing fractional shares of EGCT Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of the PTSG Shares. Fractional shares resulting from the exchange will be rounded up to the nearest whole share.

2.5

Restricted Shares. PTSG acknowledges that the EGCT Shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under Applicable Securities Legislation and as a result may not be sold, transferred or otherwise disposed of, except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with all Applicable Securities Legislation.

2.6

Lost Certificates. If any certificate for PTSG Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by EGCT, the posting by such Person of a bond in such reasonable amount as EGCT may direct as indemnity against any claim that may be made against it with respect to such certificate, EGCT will deliver in exchange for such lost, stolen or destroyed certificate the applicable Merger Consideration with respect to the shares of PTSG Common Stock formerly represented thereby.

2.7

Further Assurances. After the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of EGCT, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of EGCT, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

3.

REPRESENTATIONS AND WARRANTIES OF PTSG

Except as set forth in the disclosure schedules attached hereto, and except as disclosed in the PTSG Financial Statements, PTSG represents and warrants to EGCT, and acknowledges that EGCT is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of EGCT, as follows:

3.1

Organization and Good Standing. PTSG is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.

3.2

Authority. PTSG has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “PTSG Documents”) to be signed by PTSG and to perform its obligations hereunder and to consummate the Transaction.  The execution and delivery of this Agreement by PTSG and the consummation by PTSG of the Transaction have been duly authorized by all necessary corporate action on the part of PTSG, subject to approval by its stockholders.  This Agreement has been, and the other PTSG Documents when executed and delivered by PTSG will be, duly executed and delivered by PTSG and this Agreement is, and the other PTSG Documents when executed and delivered by PTSG as contemplated hereby will be, valid and binding obligations of PTSG enforceable in accordance with their respective terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and (iii) as limited by public policy. The holders of a majority of the PTSG Common Stock have approved the Merger.

3.3

Capitalization of PTSG .. The entire authorized capital stock and other equity securities of PTSG consists of: (i) 100,000,000 shares of common stock, par value $0.0001 of which 10,000,000 shares are issued and outstanding (the “ PTSG Common Stock ”) as of the date of this Agreement.  All of the issued and outstanding PTSG Shares have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with the general corporate laws of the State of Nevada and its articles and bylaws.  There are no agreements to which PTSG is a party purporting to restrict the transfer of the PTSG Common Stock, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the PTSG Common Stock.

3.4

Shareholders of PTSG. The Shareholders, as listed in Schedule 1 to this Agreement, are the only registered holders of the PTSG Shares.

3.5

Directors and Officers of PTSG. The duly elected or appointed directors and officers of PTSG are as set out in Schedule 2 to this Agreement.

3.6

Subsidiary. PTSG has the following wholly-owned subsidiary:

PearTrack Systems Ltd, incorporated in England and Wales

3.7

Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of PTSG under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other material agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PTSG, or any of its material property or assets;

(b)

violate any provision of the articles or bylaws of PTSG; or

(c)

violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to PTSG or any of its material property or assets.

3.8

Actions and Proceedings. To the best knowledge of PTSG, except as listed on Schedule 11 hereto, there is no action, suit, judgment, claim, demand or proceeding, outstanding or pending, or threatened against or affecting PTSG or its subsidiaries, or which involves any of the business, or the properties or assets of PTSG that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of PTSG taken as a whole (a “PTSG Material Adverse Effect”).

3.9

Compliance.

(a)

To the best knowledge of PTSG, PTSG and its subsidiaries are in compliance with, are not in default or violation in any material respect under, and have not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of PTSG;

(b)

To the best knowledge of PTSG, neither PTSG nor its subsidiaries are subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a PTSG Material Adverse Effect, except as listed on Schedule 11; and

(c)

To the best knowledge of PTSG, PTSG and its subsidiaries have operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. PTSG has not received any notice of any violation thereof, nor is PTSG aware of any valid basis therefore.

3.10

Filings, Consents and Approvals. To the best knowledge of PTSG, no filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by PTSG of the Transaction contemplated by this Agreement or to enable PTSG to continue to conduct its business after the Closing Date in a manner which is consistent with that in which the business is presently conducted.

3.11

Absence of Undisclosed Liabilities.  Except as disclosed in this Agreement or in the PTSG Financial Statements, PTSG does not have any liabilities or obligations, direct or indirect, matured or unmatured, absolute, contingent or otherwise that could in the aggregate exceed $10,000, which have not heretofore been paid or discharged, other than in the ordinary course of business.

For purposes of this Agreement, the term “liabilities” includes, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured.

3.12

Absence of Changes. Except as disclosed in this Agreement, in Schedules 4 and 6 or in the PTSG Financial Statements, since December 31, 2013, PTSG has not:

(a)

failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)

sold, encumbered, assigned or transferred any material fixed assets or properties except for ordinary course business transactions consistent with past practice;

(c)

created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of PTSG to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)

made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)

declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)

suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(g)

suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)

received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)

made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000, except such as may be involved in ordinary repair, maintenance or replacement of its assets;

(j)

other than in the ordinary course of business, increase the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled; or

(k)

agreed, whether in writing or orally, to do any of the foregoing.

3.13

Personal Property. PTSG possesses, and has good and marketable title of all property necessary for the continued operation of the business of PTSG and as presently conducted and as represented to EGCT.  All such property is used in the business of PTSG. All such property is in reasonably good operating condition, and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by PTSG are owned by PTSG free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, except as disclosed in Schedule 6 to this Agreement.

3.14

Intellectual Property.  PTSG does not have any intellectual property other than as disclosed on Schedule 9 to this Agreement.

3.15

Real Property. PTSG does not own any real property but has a month to month lease on its office space in Alameda, California. Each of the leases, subleases, claims, capital expenditures, Taxes or other real property interests (collectively, the “Leases”) to which PTSG is a party or is bound, as set out in Schedule 5 to this Agreement, is legal, valid, binding, enforceable and in full force and effect in all material respects.  The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms on the Closing Date.  PTSG has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or the leasehold property pursuant thereto.

3.16

Material Contracts and Transactions. Schedule 6 to this Agreement lists each material contract, agreement, license, permit, arrangement, commitment, instrument or contract to which PTSG is a party (each, a “Contract”).  Subject to Section 6.2(p) hereof, the continuation and validity of each Contract will in no way be affected by the consummation of the Transaction. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

3.17

Certain Transactions. PTSG is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

3.18

No Brokers. PTSG has not incurred any obligation or liability to any party for any brokerage fee, agent’s commission, or finder’s fee in connection with the Transaction.

3.19

Completeness of Disclosure. No representation or warranty by PTSG in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to EGCT pursuant hereto contains or will contain any untrue statement of a material fact.

3.20

Financial Condition. PTSG has delivered all financial statements required under applicable securities laws to be filed by EGCT in connection with the Transaction, which information is true in all material respects.

3.21

Stock Consolidation.  PTSG hereby acknowledges that it is aware that EGCT will undertake a ten (10) old for one (1) new reverse stock split of its issued and outstanding shares of common stock prior to the Closing Date (the “Stock Consolidation”).

4.

REPRESENTATIONS AND WARRANTIES OF EGCT and EGCT SUB

Each of EGCT and EGCT Sub represent and warrant to PTSG and acknowledge that PTSG is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of PTSG, as follows:

4.1

Organization and Good Standing.

(a)

EGCT is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and has the requisite corporate power and authority to own, lease and carry on its business as it is now being conducted.  There is no pending or threatened proceeding for the dissolution or liquidation of EGCT.

(b)

EGCT Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  EGCT Sub was formed solely for the purpose of the Merger and has no business, assets, liabilities, contracts or commitments other than as set forth in this Agreement.  There is no pending or threatened proceeding for the dissolution or liquidation of EGCT Sub.

(c)

Except for EGCT Sub, Ecologic Car Rentals, Inc. and Ecologic Products, Inc., EGCT (i) does not, directly or indirectly, own any interest in any corporation, partnership, joint venture, limited liability company, or other Person, and (ii) is not subject to any obligation or requirement to provide funds to or to make any investment (in the form of a loan, capital contribution or otherwise) in any Person.

(d)

EGCT is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the properties owned or leased by it makes such qualification or licensing necessary, except for any such jurisdiction where the failure to so qualify or be licensed, individually and in the aggregate for all such jurisdictions, would not reasonably be expected to have an EGCT Material Adverse Effect (as defined herein).

(e)

EGCT has provided complete and accurate copies of the Articles of Incorporation and Bylaws of EGCT and EGCT Sub, as currently in effect, and minutes and other records of the meetings and other proceedings of the Board of Directors and stockholders of EGCT.  Neither EGCT nor EGCT Sub is in violation of any provisions of its Articles of Incorporation or Bylaws.

4.2

Authority.

(a)

Each of EGCT and EGCT Sub has the requisite corporate power and authority to enter into this Agreement, to perform its obligations thereunder, and to consummate the Transaction.  The execution and delivery of this Agreement and any other document contemplated by this Agreement (collectively, the “EGCT Documents”) by EGCT and EGCT Sub and the consummation by EGCT and EGCT Sub of the Transaction have been duly authorized by all necessary corporate action on the part of EGCT and EGCT Sub.  This Agreement has been duly executed and delivered by EGCT and EGCT Sub and constitutes a legal, valid and binding obligation of EGCT and EGCT Sub, enforceable against each of them in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and, (iii) as limited by public policy.  The holders of a majority of the EGCT Shares have approved the Merger.

(b)

The execution and delivery by EGCT and EGCT Sub of this Agreement does not, and the consummation of the Transaction will not, (i) conflict with, or result in a violation of, any provision of bylaws or other charter documents of EGCT or EGCT Sub, (ii) constitute or result in a breach of or default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or a loss of a benefit under, any note, bond, mortgage, indenture, deed of trust, lease, permit, concession, franchise, license, agreement or other instrument or obligation to which EGCT is a party or to which the properties or assets of EGCT or EGCT Sub are subject, (iii) create any lien upon any of the properties or assets of EGCT or EGCT Sub, or (iv) constitute, or result in, a violation of any law applicable to EGCT or EGCT Sub or any of the properties or assets of either of them.

(c)

No consent, approval, order or authorization of, notice to, registration or filing with any governmental authority or other Person is necessary in connection with the execution and delivery of this Agreement by EGCT and EGCT Sub or the consummation by EGCT and EGCT Sub of the Transaction, except for (i) filing of the Articles of Merger with the Nevada Secretary of State, (ii) the filing of a Form D and related state securities law notices in connection with the issuance of EGCT Common Stock in connection with the Merger and (iii) the filing of a current report on Form 8-K with the SEC announcing completion of the Merger.

4.3

Maximum Liabilities.  Immediately prior to Closing, other than professional fees, EGCT will not have any net liabilities or net obligations either direct or indirect, matured or un-matured, absolute, contingent or otherwise, after taking into account EGCT’s cash and cash equivalents and receivables, that have not been disclosed in the EGCT SEC Reports.

4.4

Capitalization of EGCT.

(a)

Prior to the Stock Consolidation, the authorized capital stock of EGCT consists of 75,000,000 shares of common stock with a par value of $0.001 (the “EGCT Common Stock”) of which 57,065,061 shares of EGCT Common Stock are issued and outstanding. All issued and outstanding shares of EGCT Common Stock are validly issued and outstanding, fully paid and non-assessable and free of pre-emptive rights.  There are options to purchase 3,710,000 pre-consolidated shares of EGCT common stock at exercise prices between $0.20 and $0.473 per share.  All issued and outstanding shares of EGCT Common Stock are validly issued and outstanding, fully paid and non-assessable and free of pre-emptive rights.  Subsequent to the Stock Consolidation, the authorized capital stock of EGCT will consist of 75,000,000 shares of common stock with a par value of $0.001 of which 5,706,506 shares of EGCT Common Stock will be issued and outstanding.  There will be options to purchase 371,000 post-consolidated shares of EGCT common stock at exercise prices between $2.00 and $4.73 per share.  Other than as disclosed in the EGCT SEC Reports, there are no other outstanding options, warrants, subscription rights (including any pre-emptive rights), calls, or commitments, or convertible notes or instruments of any character whatsoever to which EGCT is a party or is bound, requiring or which could require the issuance, sale or transfer by EGCT of any shares of capital stock of EGCT or any securities convertible into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any shares of capital stock of EGCT.  There are no stock appreciation rights or similar rights relating to EGCT.  EGCT will have issued and outstanding no more than 57,065,061 pre-consolidated shares of EGCT Common Stock (5,706,506 post-consolidated shares of EGCT Common Stock) immediately prior to the issuance of the EGCT Shares as contemplated by this Agreement.  Neither EGCT nor any of its representatives have received any formal or informal notification from FINRA or other official party or representative that that EGCT common stock is not authorized (with or without the passage of time) for continued trading on the OTC Bulletin Board and OTCQB.  Effective with the Merger, EGCT will amend its Articles of Incorporation to increase the number of authorized shares of EGCT Common Stock to 250,000,000 and to authorize 25,000,000 shares of preferred stock with a par value of $0.001 (the “EGCT Preferred Stock”).

(b)

The authorized capital of EGCT Sub consists of 150,000,000 shares of common stock, $0.001 par value per share, of which one (1) share is issued and outstanding and held by EGCT.  Other than such outstanding share, there are no shares of capital stock or other equity securities of EGCT Sub outstanding and no outstanding options, warrants, subscription rights (including any pre-emptive rights), calls, or commitments, or convertible notes or instruments of any character whatsoever to which EGCT or EGCT Sub is a party or is bound, requiring or which could require the issuance, sale or transfer by EGCT or EGCT Sub of any shares of capital stock of EGCT Sub, any securities convertible into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any shares of capital stock of EGCT Sub.  There are no stock appreciation rights or similar rights relating to EGCT Sub.

(c)

To the knowledge of EGCT, all of the shares of EGCT Common Stock issued and outstanding immediately prior to the date of this Agreement have been issued in compliance with the 1933 Act and applicable state securities laws in reliance on exemptions from registration or qualification thereunder.

4.5

Duly Authorized.  All of the issued and outstanding shares of EGCT Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations.  Other than the share issuances contemplated by this Agreement, there are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating EGCT to issue any additional shares of EGCT Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from EGCT any shares of EGCT Common Stock as of the date of this Agreement. There are no agreements purporting to restrict the transfer of the EGCT Common Stock, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the EGCT Common Stock.

4.6

Ownership of EGCT Sub, No Prior Activities.  As of the date hereof and as of the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the Transaction and except for this Agreement and any other agreements or arrangements contemplated hereby or thereby, EGCT Sub has not and will not have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

4.7

Directors and Officers of EGCT. The duly elected or appointed directors and the duly appointed officers of EGCT are as listed on Schedule 3 to this Agreement.

4.8

Corporate Records. The books and records of EGCT have been maintained and preserved in accordance with applicable regulations and business practices.  The corporate minutes books of EGCT and EGCT Sub are complete and correct and the minutes and consents contained therein accurately reflect actions taken at a duly called and held meeting or by sufficient consent without a meeting.  All actions by EGCT and EGCT Sub which required director or shareholder approval are reflected on the respective corporate minute books.

4.9

Non-Contravention. Neither the execution, delivery and performance of this Agreement nor the consummation of this Transaction will:

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of EGCT under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to EGCT or any of its material property or assets;

(b)

violate any provision of the applicable incorporation or charter documents of EGCT; or

(c)

violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to EGCT or any of its material property or assets.

4.10

Contracts and Commitments.

(a)

Except for this Agreement and the agreements and transactions specifically contemplated by this Agreement, neither EGCT nor EGCT Sub is a party to or subject to, nor plans to enter into:

(i)

  any agreement or other commitments requiring any payments or performance of services by EGCT or EGCT Sub;

(ii)

  any agreement or other commitments containing covenants limiting the freedom of EGCT or EGCT Sub to compete in any line of business or with any Person or in any geographic location or to use or disclose any information in their possession;

(iii)

  any license agreement (as licensor or licensee) or royalty agreement;

(iv)

  any agreement of indemnification, other than indemnification rights granted in the Bylaws of EGCT;

(v)

  any agreement or undertaking pursuant to which EGCT is: (A) borrowing or is entitled to borrow any money; (B) lending or has committed itself to lend any money; or (C) a guarantor or surety with respect to the obligations of any Person;

(vi)

  any powers of attorney granted by EGCT; and

(vii)

  any leases of real or personal property.

(b)

EGCT is not in violation or breach of any contract.  There does not exist any event or condition that, after notice or lapse of time or both, would constitute an event of default or breach under any contract on the part of EGCT or, to the knowledge of EGCT, any other party thereto or would permit the modification, cancellation or termination of any contract or result in the creation of any lien upon, or any person acquiring any right to acquire, any assets of EGCT or EGCT Sub.  EGCT has not received in writing any claim or threat that EGCT or EGCT Sub has breached any of the terms and conditions of any contract.

(c)

The consent of, or the delivery of notice to or filing with, any party to a contract is not required for the execution and delivery by EGCT of this Agreement or the consummation of the Transaction.

4.11

Validity of EGCT Shares. The EGCT Shares to be issued to the Shareholders upon consummation of the Transaction in accordance with this Agreement will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

4.12

Actions and Proceedings. There is no legal action, claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now (i) pending or, to the knowledge of EGCT, threatened against EGCT which involves any of the business, or the properties or assets of EGCT that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of EGCT taken as a whole (a “EGCT Material Adverse Effect”) or pending or, to the knowledge of EGCT, threatened against any current employee, officer or director of EGCT that, in any way relates to EGCT.  EGCT is not subject to any order, judgment, writ, injunction or decree of any governmental authority.

4.13

Compliance.

(a)

To the best knowledge of EGCT, EGCT is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of EGCT;

(b)

To the best knowledge of EGCT, EGCT is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a EGCT Material Adverse Effect;

(c)

EGCT has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of EGCT, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction; and

(d)

EGCT has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. EGCT has not received any notice of any violation thereof, nor is EGCT aware of any valid basis therefore.

4.14

Filings, Consents and Approvals. EGCT will conduct or obtain any filing, registration, permit or authorization from any public or governmental body or authority or other person that is necessary for the consummation by EGCT of the Transaction and to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

4.15

SEC Filings.

(a)

 EGCT has furnished or made available to PTSG and the Shareholders a true and complete copy of each report, schedule, registration statement and proxy statement filed by EGCT with the SEC (collectively, and as such documents have since the time of their filing been amended, the “EGCT SEC Reports”).  EGCT has filed all SEC Reports required by it to be filed with the SEC and such reports have been filed timely or within any period of extension for filing allowed under applicable rules.  The EGCT SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such EGCT SEC Reports or necessary in order to make the statements in such EGCT SEC Reports, in light of the circumstances under which they were made, not misleading.

(b)

Each of the financial statements (including, in each case, any related notes), contained in the EGCT SEC Reports, including any EGCT SEC Reports filed after the date of this Agreement until the Closing, complied, as of its respective filing date, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and fairly presented the consolidated financial position of EGCT as at the respective dates and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

(c)

Between December 31, 2013 and the date hereof, except as disclosed in EGCT SEC Reports, there has not been any change in the business, operations or financial condition of EGCT that has had or reasonably would be expected to have an EGCT  Material Adverse Effect.

(d)

EGCT and EGCT Sub do not have any liability or obligation (absolute, accrued, contingent or otherwise) other than those which arose in the ordinary course of their activities or under this Agreement.

4.16

Absence of Undisclosed Liabilities. Except as disclosed in the EGCT SEC Reports, immediately prior to Closing, other than professional fees, EGCT will not have any net liabilities or net obligations either direct or indirect, matured or un-matured, absolute, contingent or otherwise, after taking into account EGCT’s cash and cash equivalents and receivables, that could in the aggregate exceed $20,000 which have not been paid or discharged at that time.

4.17

Absence of Certain Changes or Events. Except as and to the extent disclosed in the EGCT SEC Reports, there has not been:

(a)

an EGCT Material Adverse Effect; or

(b)

a material change by EGCT in its accounting methods, principles or practices.

4.18

Subsidiaries. Other than EGCT Sub, Ecologic Car Rentals, Inc. and Ecologic Products, Inc., EGCT does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

4.19

Personal Property. Except as and to the extent disclosed in the EGCT SEC Reports, there are no fixtures, furniture, equipment, inventory, intellectual property, accounts receivable or other assets other than cash and its interest in this Agreement owned by EGCT.  EGCT is not a party to any leases for real or personal property.

4.20

Employees and Consultants. EGCT does not have any employees or consultants, except as disclosed in the EGCT SEC Reports.  No unfair labor practice, or race, sex, age, disability or other discrimination complaint is pending, nor is any such complaint, to the knowledge of EGCT, threatened against EGCT before the National Labor Relations Board, Equal Employment Opportunity Commission or any other governmental authority, and no grievance is pending, nor is any grievance, to the knowledge of EGCT, threatened against EGCT or EGCT Sub.

4.21

Material Contracts and Transactions. Except as and to the extent disclosed in the EGCT SEC Reports, there are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which EGCT is a party.

4.22

Disagreements with Accountants and Lawyers.  Other than as disclosed in the EGCT SEC Reports, there are no disagreements of any kind presently existing, or reasonably anticipated by EGCT to arise, between the accountants, and lawyers formerly or presently employed by EGCT, and EGCT is current with respect to any fees owed to its accountants and lawyers.

4.23

Transactions with Affiliates and Employees.  Other than as disclosed in the EGCT SEC Reports, none of the current officers or directors of EGCT and none of the affiliates or employees of EGCT is presently a party to any transaction with EGCT (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of EGCT, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.24

Listing on the OTC Bulletin Board and OTCQB. The EGCT Common Stock is quoted on the OTC Bulletin Board and OTCQB and EGCT has and continues to satisfy all of the requirements of the OTC Bulletin Board and OTCQB for such listing and for the trading of EGCT Common Stock thereunder.  EGCT has not been informed, nor does it have any knowledge, that the Financial Industry Regulatory Authority or any other regulatory agency will take action to cease the EGCT Common Stock from being quoted on the OTC Bulletin Board and OTCQB.

4.25

No Brokers. EGCT has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

4.26

Benefit Plans.  EGCT has adopted a stock option plan (the “2009 Plan") with 20,000,000 restricted shares of common stock reserved for issuance through the grant of incentive and non-qualified options. EGCT has not adopted nor is it party to any other bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of EGCT or any person affiliated with EGCT under Section 414(b), (c), (m) or (o) of the Code.

4.27

Certain Transactions. EGCT is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

4.28

Completeness of Disclosure. No representation or warranty by EGCT in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to PTSG pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

4.29

Tax Matters.

(a)

Other than as disclosed to PTSG, EGCT has filed all Tax Returns and reports that it was required to file under applicable laws and regulations.  All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations.  Other than as disclosed to PTSG, all Taxes due and owing by EGCT (whether or not shown on any Tax Return) have been paid.  No claim has ever been made by an authority in a jurisdiction where EGCT does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.  There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of EGCT.  There are no pending audits of notice of returns being audited.

(b)

Other than as disclosed to PTSG, EGCT has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

4.30

SEC Comments.  Except as provided to PTSG, EGCT has received no comments from SEC with respect to its SEC Reports filed with the SEC.

5.

CLOSING CONDITIONS

5.1

Conditions Precedent to Closing by EGCT. The obligation of EGCT to consummate the Transaction is subject to the satisfaction or waiver of the conditions set forth below on or before the Closing Date or such earlier date as hereinafter specified.  The Closing of the Transaction will be deemed to mean the satisfaction or waiver of all conditions to Closing. These conditions of closing are for the benefit of EGCT and may be waived by EGCT in its sole discretion.

(a)

Representations and Warranties. The representations and warranties of PTSG set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and PTSG will have delivered to EGCT a certificate dated as of the Closing Date, to the effect that the representations and warranties made by PTSG in this Agreement are true and correct.

(b)

Performance. All of the covenants and obligations that PTSG is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)

Transaction Documents. This Agreement, the PTSG Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to EGCT, will have been executed and delivered to EGCT by PTSG and the Shareholders.

(d)

Approvals.  PTSG shall have delivered to EGCT minutes of meetings, written consents or other evidence satisfactory to EGCT that the board of directors of PTSG and Shareholders have approved this Agreement and the Plan of Merger.  On the Closing Date, PTSG will take all actions reasonably required to promptly file with the Secretary of State of the State of Nevada the Certificate of Merger.

(e)

Secretary’s Certificate – PTSG. PTSG will have delivered to EGCT a certificate from the Secretary of PTSG attaching:

(i)

a copy of PTSG’s articles, bylaws and all other incorporation documents, as amended through the Closing Date, and,

(ii)

copies of resolutions duly adopted by the board of directors of PTSG approving the execution and delivery of this Agreement and the consummation of the Transaction.

(f)

Third Party Consents. PTSG will have delivered to EGCT duly executed copies of all third party consents and approvals required by this Agreement to be obtained by PTSG, in form and substance reasonably satisfactory to EGCT.

(g)

Shareholder Approval.  PTSG will have obtained the required Shareholder approvals for the Transaction in form and substance reasonably satisfactory to EGCT.

(h)

Regulatory Approvals and Consents.  PTSG will have obtained all regulatory approvals and consents required for the Transaction, in form and substance reasonably satisfactory to EGCT.

(i)

No Material Adverse Change. No PTSG Material Adverse Effect will have occurred since the date of this Agreement.

(j)

No Action. No suit, action, or proceeding will be pending or threatened which would:

(i)

prevent the consummation of the Transaction, or,

(ii)

cause the Transaction to be rescinded following consummation.

(k)

Outstanding Securities. PTSG will have no more than 10,000,000 shares of PTSG Common Stock issued and outstanding on the Closing Date.

(l)

Public Disclosure. PTSG will have delivered substantive information about its assets and personnel satisfactory to EGCT for completion of its public disclosure of the Transaction details.

(m)

Compliance with Securities Laws. PTSG will have delivered evidence satisfactory to EGCT that the PTSG Shares issuable in the Transaction will be issuable without registration pursuant to the 1933 Act and the Applicable Securities Legislation in reliance on a safe harbor from the registration requirements of the 1933 Act and the Applicable Securities Legislation.

(n)

Financial Statements.  PTSG will have delivered all financial statements of PTSG prepared in US GAAP required to be filed by EGCT under Applicable Securities Legislation.

(o)

PTSG Liabilities. At the Closing PTSG shall have no liabilities, other than those in the ordinary course of business and those disclosed in Schedule 4 to this Agreement.

(p)

PTSG Legal Opinion.  EGCT will have received an opinion, dated as of the Closing Date, from counsel for PTSG, and such other local or special counsel as is appropriate, which opinion will be in the form and substance reasonably satisfactory to EGCT and its counsel.

5.2

Conditions Precedent to Closing by PTSG. The obligation of PTSG to consummate the Transaction is subject to the satisfaction or waiver of the conditions set forth below on or before the Closing Date or such earlier date as hereinafter specified.  The Closing of the Transaction will be deemed to mean the satisfaction or waiver of all conditions to Closing. These conditions precedent are for the benefit of PTSG and may be waived by PTSG in its discretion.

(a)

Representations and Warranties. The representations and warranties of EGCT and EGCT Sub set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and EGCT and EGCT Sub will have delivered to PTSG a certificate dated the Closing Date, to the effect that the representations and warranties made by EGCT and EGCT Sub in this Agreement are true and correct.

(b)

Performance. All of the covenants and obligations that EGCT is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects. EGCT and EGCT Sub must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(c)

Compliance.  Upon the closing of this Agreement, EGCT will be in compliance with its reporting requirements under the 1934 Act.

(d)

Transaction Documents. This Agreement, the EGCT Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to PTSG, will have been executed and delivered to PTSG by EGCT and EGCT Sub.

(e)

Secretary’s Certificate – EGCT and EGCT Sub. Each of EGCT and EGCT Sub will have delivered to PTSG a certificate from their respective Secretary attaching:

(i)

a copy of the articles of incorporation, bylaws and all other incorporation documents, as amended through the Closing Date, and

(ii)

copies of resolutions duly adopted by the boards of directors of EGCT and EGCT Sub and copies of consents of the shareholder of EGCT Sub approving the execution and delivery of this Agreement and the consummation of the Transaction.

(f)

Approvals.  EGCT and EGCT Sub shall have delivered to PTSG minutes of meetings, written consents or other evidence satisfactory to PTSG that the board of directors of EGCT and EGCT Sub have approved this Agreement and the Plan of Merger and EGCT, as sole stockholder of EGCT Sub, has approved the Plan of Merger and Certificate of Merger.  On the Closing Date, PTSG and EGCT Sub are taking all actions reasonably required to promptly file with the Secretary of State of the State of Delaware the Certificate of Merger.

(g)

Director Appointments.  On the Closing Date, Arran de Moubray, Paul Bernard Burke and John D. Macey (the “Proposed Directors”) shall be appointed to the board of EGCT subject to applicable securities laws.  On the Closing Date, EGCT’s board of directors shall consist of Edward W. Withrow III, Edward W. Withrow, Jr., William B. Nesbitt, John L. Ogden, Dr. Martin A. Blake, Arran de Moubray, Paul Bernard Burke and John D. Macey.

(h)

No Material Adverse Change. No EGCT Material Adverse Effect will have occurred since the date of this Agreement.

(i)

No Action. No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would:

(i)

prevent the consummation of the Transaction, or

(ii)

cause the Transaction to be rescinded following consummation.

(j)

Outstanding Shares. EGCT will have issued and outstanding no more than 57,065,061 pre consolidated shares of EGCT Common Stock (5,706,506 post-consolidated shares of EGCT Common Stock) immediately prior to the issuance of the EGCT Shares to the Shareholders as contemplated by this Agreement and EGCT options to purchase 3,710,000 pre-consolidated shares of EGCT common stock at exercise prices between $0.20 and $0.473 per share (371,000 post-consolidated shares of EGCT common stock at exercise prices between $2.00 and $4.73 per share.

(k)

Regulatory Approvals and Consents.  EGCT will have obtained all necessary regulatory approvals and consents to carry out the Transaction, in form and substance reasonably satisfactory to PTSG.

(l)

Public Market. On the Closing Date, the shares of EGCT Common Stock will be quoted on the OTC Bulletin Board and OTCQB.  EGCT has not been informed, nor does it have any knowledge, that the NASD or any other regulatory agency will take action to cease the EGCT Common Stock from being quoted on the OTC Bulletin Board and OTCQB.

(m)

Assumption of Contracts.  EGCT will enter into a mutually agreeable form of assignment and assumption agreement with PTSG whereby PTSG will assign to EGCT all of PTSG’s rights and obligations under the PTSG material agreements (the “PTSG Material Agreements”) listed in Schedule 6 to this Agreement and EGCT will assume all such rights and obligations.

(n)

Stock Consolidation.  EGCT will have conducted a ten (10) old for one (1) new reverse stock split of its authorized and issued and outstanding shares of its common stock.

(o)

EGCT Legal Opinion.  PTSG will have received a legal opinion, dated as of the Closing Date, from counsel for EGCT, and such other local or special legal counsel as is appropriate, all of which opinion shall be in the form and substance reasonably satisfactory to PTSG and its counsel.

5.3

Notification of Financial Liabilities. PTSG will immediately notify EGCT in accordance with Section 9.6 hereof, if PTSG receives any advice or notification from its independent certified public accounts that PTSG has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books, records, and accounts of PTSG, any properties, assets, liabilities, revenues, or expenses. Notwithstanding any statement to the contrary in this Agreement, this covenant will survive Closing and continue in full force and effect.

5.4

Access and Investigation. Between the date of this Agreement and the Closing Date, PTSG, on the one hand, and EGCT, on the other hand, will, and will cause each of their respective representatives to:

(a)

afford the other and its representatives full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data;

(b)

furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request; and,

(c)

furnish the other and its representatives with such additional financial, operating, and other data and information as the other may reasonably request.

All of such access, investigation and communication by a party and its representatives will be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party. Each party will instruct its auditors to co-operate with the other party and its representatives in connection with such investigations.

5.5

Confidentiality.

(a)

All information regarding the business of PTSG including, without limitation, financial information that PTSG provided to EGCT will be kept in strict confidence by EGCT and will not be given to any other person or party or used (except in connection with due diligence and except as required to file a news release and 8-K disclosure regarding the transaction to the public after the Closing), dealt with, exploited or commercialized by EGCT or disclosed to any third party (other than EGCT’s professional accounting and legal advisors) without the prior written consent of PTSG. If the Transaction does not proceed for any reason, then upon receipt of a written request from PTSG, EGCT will immediately return to PTSG (or as directed by PTSG) any information received regarding PTSG’s business, including copies thereof. Likewise, all information regarding the business of EGCT including, without limitation, financial information that EGCT provides to PTSG during its due diligence investigation of EGCT will be kept in strict confidence by PTSG and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by PTSG or disclosed to any third party (other than PTSG’s professional accounting and legal advisors) without EGCT’s prior written consent. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from EGCT, PTSG will immediately return to EGCT (or as directed by EGCT) any information received regarding EGCT’s business.  Each party will provide an affidavit to the other that all documents were returned.

(b)

EGCT and PTSG acknowledge and agree, subject to disclosure obligations under Applicable Securities Legislation or other laws or regulations, that neither party will make any public pronouncements concerning the terms of this Agreement without the express written consent of the other party, and such consent will not be unreasonably withheld.

(c)

PTSG acknowledges and agrees to neither trade nor allow any of its employees or agents to trade in the securities of EGCT prior to Closing while in possession of material information about EGCT that has not been publicly disclosed.

(d)

EGCT acknowledges and agrees that it has previously executed a non-disclosure agreement with PTSG and that it will continue to be obligated by the terms of that non-disclosure agreement.

5.6

Notification. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenant in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

5.7

Exclusivity. Until such time, if any, as this Agreement is terminated pursuant to this Agreement, but in no event later than October 31, 2014, PTSG and EGCT will not, directly or indirectly solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of PTSG or EGCT, as applicable, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement.

5.8

Conduct of PTSG and EGCT Business Prior to Closing. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, from the date of this Agreement to the Closing Date, and except to the extent that EGCT otherwise consents in writing, PTSG will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it. Likewise, from the date of this Agreement to the Closing Date, and except to the extent that PTSG otherwise consents in writing, EGCT will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

5.9

Full Disclosure Requirement. EGCT possesses, or expects to possess on or before the required filing date, all of the financial statements and financial information required to be included in the Report on Form 8-K to be filed by EGCT within four (4) business days after the consummation on the Transaction.  PTSG will use its commercially reasonable best efforts to cooperate fully in providing EGCT with all information and documentation reasonably requested.

5.10

Post-Closing - EGCT.  EGCT acknowledges that the Shareholders may require legal opinions on the removal of the restrictive legends on the share certificates pursuant to Rule 144 of the 1933 Act in order to sell their EGCT Shares in the future.  When a Shareholder reasonably requests it of EGCT, EGCT will pay for an attorney of EGCT’s choice to supply the legal opinion the Shareholder and will cooperate fully in providing the Shareholders with all information and documentation reasonably requested.

5.11

Certain Acts Prohibited – PTSG. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, PTSG will not, without the prior written consent of EGCT:

(a)

amend its articles, bylaws or other incorporation documents;

(b)

incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of PTSG except in the ordinary course of business;

(c)

dispose of or contract to dispose of any PTSG property or assets, except in the ordinary course of business consistent with past practice;

(d)

issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of the PTSG Common Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

(e)

declare, set aside or pay any dividends on, or make any other distributions in respect of the PTSG Common Stock;

(f)

split, combine or reclassify any PTSG Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of PTSG Common Stock; or,

(g)

materially increase benefits or compensation expenses of PTSG, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person.

5.12

Certain Acts Prohibited - EGCT.  Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, EGCT will not, without the prior written consent of PTSG:

(a)

incur any liability or obligation or encumber or permit the encumbrance of any properties or assets of EGCT except in the ordinary course of business consistent with past practice;

(b)

dispose of or contract to dispose of any EGCT property or assets except in the ordinary course of business consistent with past practice;

(c)

materially increase benefits or compensation expenses of EGCT, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount to any such person; or

(d)

issue, deliver, sell, pledge, dispose of or encumber, or authorize or commit to the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, but not limited to, stock appreciation rights or phantom stock), of Company;

5.13

Public Announcements. Until the Closing Date, EGCT and PTSG each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction contemplated herein without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their reasonable consent to such announcement. PTSG acknowledges that EGCT must comply with Applicable Securities Legislation requiring full disclosure of material facts and agreements in which it is involved, and will co-operate to assist EGCT in meeting its obligations.

6. CLOSING

6.1

Closing. The Closing will take place on the Closing Date at the offices of EGCT or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for PTSG and EGCT, provided such undertakings are satisfactory to each party’s respective legal counsel.

6.2

Closing Deliveries of PTSG. At Closing, PTSG will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to EGCT:

(a)

copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of PTSG evidencing approval of this Agreement and the Transaction and the requisite stockholder approval of the Transaction;

(b)

all certificates and other documents required by Section 7.1 of this Agreement;

(c)

a certificate of an officer of PTSG, dated as of Closing, certifying that:

(i)

each respective covenant and obligation of PTSG has been complied with, and

(ii)

each respective representation, warranty and covenant of PTSG is true and correct at the Closing as if made on and as of the Closing; and

(d)

the PTSG Documents and any other necessary documents, including the Certificate of Merger, each duly executed by PTSG, as required to give effect to the Transaction.

6.3

Closing Deliveries of EGCT and EGCT Sub. At Closing, EGCT and EGCT Sub will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to PTSG:

(a)

copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of EGCT and EGCT Sub evidencing approval of this Agreement and the Transaction and the requisite stockholder approval of the Transaction;

(b)

the Treasury Order;

(c)

all certificates and other documents required by Section 7.2 of this Agreement;

(d)

a certificate of an officer of each of EGCT and EGCT Sub, dated as of Closing, certifying that:

(i)

each covenant and obligation of EGCT and EGCT Sub, respectively has been complied with, and

(ii)

each representation, warranty and covenant of EGCT and EGCT Sub, respectively, is true and correct at the Closing as if made on and as of the Closing; and

(e)

copies of resolutions of the board of directors of EGCT appointing the Proposed Directors of EGCT;

(f)

copy of the Securities and Exchange Commission Form 14F-1 to be filed with the Securities and Exchange Commission on behalf of EGCT reflecting the applicable changes in the Company as a result of the Transaction; and

(g)

the EGCT Documents and any other necessary documents, including the Articles of Merger each duly executed by EGCT and EGCT Sub, as applicable, as required to give effect to the Transaction;

7.

TERMINATION

7.1

Termination. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

(a)

mutual agreement of EGCT and PTSG;

(b)

EGCT, if there has been a material breach by PTSG or any Shareholder of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of PTSG or any Shareholder that is not cured, to the reasonable satisfaction of EGCT, within ten business days after notice of such breach is given by EGCT (except that no cure period will be provided for a breach by PTSG or any Shareholders that by its nature cannot be cured);

(c)

PTSG, if there has been a material breach by EGCT of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of EGCT that is not cured, to the reasonable satisfaction of PTSG, within ten business days after notice of such breach is given by PTSG (except that no cure period will be provided for a breach by EGCT that by its nature cannot be cured);

(d)

EGCT or PTSG, if the Transaction contemplated by this Agreement has not been consummated prior to October 31, 2014 unless EGCT and PTSG agree to extend such date in writing; or

(e)

EGCT or PTSG, if any injunction or other order of a governmental entity of competent authority prevents the consummation of the Transaction.

7.2

Effect of Termination. In the event of the termination of this Agreement as provided in Section 7 hereto, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations

8.

INDEMNIFICATION, REMEDIES, SURVIVAL

8.1

Certain Definitions. For the purposes of this Section 8.1, the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses of an amount not less than $5,000, but excluding any indirect, consequential or punitive damages suffered by EGCT or PTSG including damages for lost profits or lost business opportunities.

8.2

PTSG Indemnity. PTSG will indemnify, defend, and hold harmless EGCT and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by EGCT and its shareholders by reason of, resulting from, based upon or arising out of:

(a)

any misrepresentation, misstatement or breach of warranty of PTSG contained in or made pursuant to this Agreement, any PTSG Document or any certificate or other instrument delivered pursuant to this Agreement; and

(b)

the breach or partial breach by PTSG of any covenant or agreement of PTSG made in or pursuant to this Agreement, any PTSG Document or any certificate or other instrument delivered pursuant to this Agreement.

8.3

EGCT and EGCT Sub Indemnity.  Each of EGCT and EGCT Sub will indemnify, defend, and hold harmless PTSG from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by PTSG by reason of, resulting from, based upon or arising out of:

(a)

any misrepresentation, misstatement or breach of warranty of EGCT or EGCT Sub, respectively contained in or made pursuant to this Agreement, any EGCT Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the breach or partial breach by EGCT or EGCT Sub of any covenant or agreement of EGCT of EGCT Sub, respectively, made in or pursuant to this Agreement, any EGCT Document or any certificate or other instrument delivered pursuant to this Agreement.

9.

GENERAL

9.1

Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties, indemnifications and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake. The representations, warranties and agreements will survive the Closing Date and continue in full force and effect until one (1) year after the Closing Date.

9.2

Further Assurances and Provision of Information. Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement. PTSG agrees to provide such information as requested by EGCT in a timely manner prior to closing, and allow EGCT and its representatives free access to all books, records, and other information of PTSG and to their personnel and advisors.

9.3

Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

9.4

Expenses. PTSG will bear the expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Transaction contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

9.5

Entire Agreement. This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

9.6

Notices. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses specified below or as amended in writing by a party to the others from time to time for notice purposes.  All such notices and other communications will be deemed to have been received: (a) in the case of personal delivery, on the date of such delivery; (b) in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery; (c) in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and (d) in the case of mailing, on the fifth business day following mailing.

If to EGCT, then to:	William B. NesbittEcologic Transportation, Inc.1327 Ocean Avenue, Suite BSanta Monica, CA 90401Fax: (888) 899-1443
If to EGCT Sub, then to:	Edward W. Withrow IIIEcologic Transportation, Inc.1327 Ocean Avenue, Suite BSanta Monica, CA 90401Fax: (888) 899-1443
If to PTSG, then to:	Edward W. Withrow JrPearTrack Systems Group, Ltd.1134-E Ballena Blvd., Suite 6 Alameda, CA 94502 Fax: 510.865.5356

9.7

Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

9.8

Benefits. This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

9.9

Assignment. This Agreement may not be assigned (except by operation of law) by any party without the express, written approval of the other parties to this Agreement, such approval will not be unreasonably withheld by any of the parties to this Agreement.

9.10

Force Majeure.  The obligations of the parties and the timeframes established pursuant to this Agreement will be suspended to the extent and for the period that performance hereunder is prevented by factors beyond any of the parties’ reasonable control, whether foreseeable or unforeseeable, including, without limitation, labour disputes, acts of god, laws, regulations, orders, proclamations or requests of any governmental or regulatory authority, inability to obtain on reasonable terms required permits, licenses or other authorizations, or any other matter similar to the above.

9.11

Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed therein and the courts thereof will have non-exclusive jurisdiction over any disputes relating hereto.

9.12

Gender. All references to any party will be read with such changes in number and gender as the context or reference requires.

9.13

Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.14

Facsimile Execution. This Agreement may be executed by delivery of executed signature pages by fax or other electronic transmission and such fax or electronic execution will be effective for all purposes.

9.15

Independent Legal Advice.  All parties to this agreement confirm that they have been given an opportunity to seek and obtain independent legal advice prior to execution of this Agreement and have consulted their respective advisors respecting the legal effects of this Agreement and any tax implications of the Transaction.

9.16

Schedules and Exhibits. The schedules and exhibits that are attached to this Agreement are incorporated herein.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

ECOLOGIC TRANSPORTATION, INC.

By:	/s/ William B. Nesbitt
Authorized Signatory
Name: William B. Nesbitt
	Title:	President

PEARTRACK SYSTEMS GROUP LIMITED

By:	/s/ Edward W. Withrow, Jr.
Authorized Signatory
Name: Edward W. Withrow, Jr.
	Title:	President

PEARTRACK ACQUISITION CORP.

By:	/s/ Edward W. Withrow, Jr.
Authorized Signatory
Name: Edward W. Withrow III
	Title:	President

SCHEDULE 1

TO THE AGREEMENT AND PLAN OF MERGER DATED OCTOBER 9, 2014 AMONG EGCT, PTSG AND EGCT SUB

PTSG Shareholders

Shareholder Name	Number of PTSG Shares held before Closing	Number of EGCT Shares to be received on Closing
Edward W. Withrow Jr.	1,000,000	5,135,855
Edward W. Withrow III	1,000,000	5,135,855
Phyllis Dionne de Moubray	1,500,000	7,703,783
Calli Bucci	300,000	1,540,757
John L. Ogden	494,710	2,540,757
Withrow, Sinclair & Co	3,205,290	16,461,909
Paul Bernard Burke	750,000	3,851,892
John D. Macey	750,000	3,851,892
Adrian Pegler	744,000	3,821,076
Glenn Hammond	125,000	641,982
Lea Anderson	125,000	641,982
John Edward Phibbs (Trustee for Paul Lindsey)	4,000	20,543
Nicholas Wood	2,000	10,272
Total	10,000,000	51,358,555

{WLMLAW W0021825.DOC}{WLMLAW W0021825.DOC}{WLMLAW W0015651.DOC}

SCHEDULE 2

TO THE AGREEMENT AND PLAN OF MERGER DATED OCTOBER 9, 2014 AMONG EGCT, PTSG AND EGCT SUB

DIRECTORS AND OFFICERS OF PTSG

Name and Positions held

Edward W. Withrow III

Chairman and Director

Edward W. Withrow, Jr.

President, Chief Executive Officer and Director

Arran de Moubray

Director

John L. Ogden

Secretary and Director

Calli Bucci

Chief Financial Officer

Paul Bernard Burke

Vice President and Director

John D. Macey

Chief Technology Officer and Director

SCHEDULE 3

TO THE AGREEMENT AND PLAN OF MERGER DATED OCTOBER 9, 2014 AMONG EGCT, PTSG AND EGCT SUB

DIRECTORS AND OFFICERS OF EGCT

Name and Positions held

Edward W. Withrow III

Chairman and Director

William B. Nesbitt

President, Chief Executive Officer and Director

Edward W. Withrow, Jr.

Director

John L. Ogden

Director

Martin A. Blake

Director

Calli Bucci

Chief Financial Officer and Secretary

SCHEDULE 4

TO THE AGREEMENT AND PLAN OF MERGER DATED OCTOBER 9, 2014 AMONG EGCT, PTSG AND EGCT SUB

PTSG LIABILITIES

Other than the following, PearTrack has no outstanding or ongoing liabilities:

▪

Afford Bond. £14,604

▪

Fox Design. £10,567.50

▪

PM Vision. £6,000

▪

Regus. £175 per month

▪

Month-to-month office lease at $647.55 per month

{WLMLAW W0021825.DOC}{WLMLAW W0021825.DOC}{WLMLAW W0015651.DOC}

SCHEDULE 5

TO THE AGREEMENT AND PLAN OF MERGER DATED OCTOBER 9, 2014 AMONG EGCT, PTSG AND EGCT SUB

PTSG Leases, Subleases, Claims, Capital Expenditures, Taxes and Other Property Interests

Month-to-month office lease at $647.55 per month:

1134-E Ballena Blvd., Suite 6

Alameda, CA 94502

PTSG has no other leases, subleases, claims, capital expenditures, taxes or other property interests.

SCHEDULE 6

TO THE AGREEMENT AND PLAN OF MERGER DATED OCTOBER 9, 2014 AMONG EGCT, PTSG AND EGCT SUB

PTSG MATERIAL AGREEMENTS

Other than the following, there are no current, ongoing, and proposed agreements between PTSG and third party organizations or entities other than the following:

▪

Verbal agreement with PM Vision for the operation of the PearTrack tracking portal and providing IT support. Agreement will terminate when PTSG takes over the running of the system servers.

▪

Agreement between John D. Macey and certain third parties for the interim development of Gen2 Firmware.

{WLMLAW W0021825.DOC}{WLMLAW W0021825.DOC}{WLMLAW W0015651.DOC}

SCHEDULE 7A

TO THE AGREEMENT AND PLAN OF MERGER DATED OCTOBER 9, 2014 AMONG EGCT, PTSG AND EGCT SUB

Form of Certificate of U.S. Shareholder

In connection with the issuance of common stock (the “EGCT Shares”) of Ecologic Transportation, Inc., a Nevada corporation (“EGCT”) to the undersigned pursuant to that certain Agreement and Plan of Merger dated October 9, 2014 (the “Agreement”), between EGCT and the shareholders of PearTrack Systems Group Limited (each a “Selling Shareholder”) as set out in the Agreement, the undersigned Selling Shareholder hereby agrees, acknowledges, represents and warrants that:

1.

The Selling Shareholder satisfies one or more of the categories of "Accredited Investors", as defined by Regulation D promulgated under the United States Securities Act of 1933, as amended (the “1933 Act”), as indicated below:  (Please initial in the space provide those categories, if any, of an "Accredited Investor" which the Selling Shareholder satisfies.)

_______ Category 1

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the EGCT Shares, with total assets in excess of US $5,000,000.

_______ Category 2

A natural person whose individual net worth, or joint net worth with that person's spouse, on the date of purchase exceeds US $1,000,000; such net worth calculated excluding the market value of the person’s principal residence, and excluding the debt secured by that residence except to the extent that the amount of such debt exceeds the market value of the residence.

_______ Category 3

A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

_______ Category 4

A "bank" as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934  (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors.

_______ Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States).
_______ Category 6	A director or executive officer of EGCT.
_______ Category 7

A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated Person as described in Rule 506(b)(2)(ii) under the 1933 Act.

_______ Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

Note that for any of the Shareholders claiming to satisfy one of the above categories of Accredited Investor may be required to supply the Company with a balance sheet, prior years' federal income tax returns or other appropriate documentation to verify and substantiate the Subscriber's status as an Accredited Investor.

If the Selling Shareholder is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity: ____________________________________________________________

2.

None of the EGCT Shares have been or will be registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in compliance with any applicable state and foreign securities laws;

 3.

The Selling Shareholder understands and agrees that offers and sales of any of the EGCT Shares shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

 4.

The Selling Shareholder understands and agrees not to engage in any hedging transactions involving any of the EGCT Shares unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;

 5.

The Selling Shareholder is acquiring the EGCT Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the EGCT Shares in the United States or to U.S. Persons;

 6.

EGCT has not undertaken, and will have no obligation, to register any of the EGCT Shares under the 1933 Act;

 7.

EGCT is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Selling Shareholder contained in the Agreement and this Certificate, and the Selling Shareholder will hold harmless EGCT from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Selling Shareholder not being true and correct;

 8.

The Selling Shareholder has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the EGCT Shares and, with respect to applicable resale restrictions, is solely responsible (and EGCT is not in any way responsible) for compliance with applicable resale restrictions;

 9.

The Selling Shareholder and the Selling Shareholder’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from EGCT in connection with the acquisition of the EGCT Shares under the Agreement, and to obtain additional information, to the extent possessed or obtainable by EGCT without unreasonable effort or expense;

 10.

The books and records of EGCT were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Selling Shareholder during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the EGCT Shares under the Agreement have been made available for inspection by the Selling Shareholder, the Selling Shareholder’s attorney and/or advisor(s);

11.

The Selling Shareholder:

(a)

is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the Selling Shareholder is resident (the “International Jurisdiction”) which would apply to the acquisition of the EGCT Shares;

(b)

is acquiring the EGCT Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the Selling Shareholder is permitted to acquire the EGCT Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(c)

understands and agrees that the applicable securities laws of the authorities in the International Jurisdiction do not require EGCT to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the EGCT Shares; and

(d)

the acquisition of the EGCT Shares by the Selling Shareholder does not trigger:

(i)

any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

(ii)

any continuous disclosure reporting obligation of EGCT in the International Jurisdiction; and

the Selling Shareholder will, if requested by EGCT, deliver to EGCT a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in Sections 11(c) and 11(d) above to the satisfaction of EGCT, acting reasonably;

12.

The Selling Shareholder (i) is able to fend for itself in connection with the acquisition of the EGCT Shares; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the EGCT Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

 13.

The Selling Shareholder is not aware of any advertisement of any of the EGCT Shares and is not acquiring the EGCT Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

 14.

No person has made to the Selling Shareholder any written or oral representations:

(a)

that any person will resell or repurchase any of the EGCT Shares;

(b)

that any person will refund the purchase price of any of the EGCT Shares;

(c)

as to the future price or value of any of the EGCT Shares; or

(d)

that any of the EGCT Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the EGCT Shares on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of EGCT on the OTC Bulletin Board;

15.

None of the EGCT Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Selling Shareholder that any of the EGCT Shares will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of EGCT on the OTC Bulletin Board;

 16.

The Selling Shareholder is acquiring the EGCT Shares as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the EGCT Shares;

 17.

Neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the EGCT Shares;

 18.

The Selling Shareholder acknowledges and agrees that EGCT shall refuse to register any transfer of EGCT Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration under the 1933 Act;

19.

EGCT has advised the Selling Shareholder that EGCT is relying on an exemption from the prospectus and registration requirements of the Applicable Securities Legislation (as such term is defined in the Agreement) to issue the EGCT Shares, and the Selling Shareholder will not receive information that would otherwise be required to be provided to the Selling Shareholder pursuant to Applicable Securities Legislation.

20.

The Selling Shareholder understands and agrees that the EGCT Shares will bear the following legend:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND WERE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

21.

The address of the Selling Shareholder included herein is the sole address of the Selling Shareholder as of the date of this certificate.

IN WITNESS WHEREOF, I have executed this Certificate of U.S. Shareholder.

If a Corporation, Partnership or Other Entity:	If an Individual:
Print or Type Name of Entity	Signature
Signature of Authorized Signatory	Print or Type Name
Address	Address
Type of Entity	Social Security/Tax I.D. Number
Social Security/Tax I.D. Number

SCHEDULE 7B

TO THE AGREEMENT AND PLAN OF MERGER DATED OCTOBER 9, 2014 AMONG EGCT, PTSG AND EGCT SUB

Form of Certificate of Non-U.S. Shareholder

In connection with the issuance of common stock (the “EGCT Shares”) of Ecologic Transportation, Inc., a Nevada corporation (“EGCT”) to the undersigned pursuant to that certain Agreement and Plan of Merger dated October 9, 2014 (the “Agreement”), between EGCT and the shareholders of PearTrack Systems Group Limited (each a “Selling Shareholder”) as set out in the Agreement, the undersigned Selling Shareholder hereby agrees, acknowledges, represents and warrants that:

1.

The Selling Shareholder is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (“U.S. Securities Act”) (the definition of which includes, but is not limited to, an individual resident in the U.S. and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the U.S.);

2.

None of the Purchaser Securities have been or will be registered under the U.S. Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in compliance with any applicable state and foreign securities laws;

3.

The Selling Shareholder understands and agrees that offers and sales of any of the Purchaser Securities prior to the expiration of a period of one year after the date of original issuance of the Purchaser Securities (the one year period hereinafter referred to as the Distribution Compliance Period) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the U.S. Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

4.

The Selling Shareholder understands and agrees not to engage in any hedging transactions involving any of the Purchaser Securities unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with applicable state and provincial securities laws;

5.

The Selling Shareholder is acquiring the Purchaser Securities for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Purchaser Securities in the United States or to U.S. Persons;

6.

The Selling Shareholder has not acquired the Purchaser Securities as a result of, and will not itself engage in, any directed selling efforts (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Purchaser Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Purchaser Securities; provided, however, that the Selling Shareholder may sell or otherwise dispose of the Purchaser Securities pursuant to registration thereof under the U.S. Securities Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

7.

The statutory and regulatory basis for the exemption claimed for the sale of the Purchaser Securities, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act or any applicable state and provincial securities laws;

8.

The Selling Shareholder has not undertaken, and will have no obligation, to register any of the Purchaser Securities under the U.S. Securities Act;

9.

The Selling Shareholder is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of Vendor contained in the Agreement and those of the Selling Shareholder contained in this Certificate, and the Selling Shareholder will hold harmless Purchaser from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by Vendor and/or the Selling Shareholder not being true and correct;

10.

The Selling Shareholder has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Purchaser Securities and, with respect to applicable resale restrictions, is solely responsible (and Purchaser is not in any way responsible) for compliance with applicable resale restrictions;

11.

None of the Purchaser Securities are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Selling Shareholder that any of the Purchaser Securities will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Purchaser on the OTC Bulletin Board;

12.

The Selling Shareholder is outside the United States when receiving and executing this Agreement and is acquiring the Purchaser Securities as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Purchaser Securities;

13.

Neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Purchaser Securities;

14.

The Purchaser Securities are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States;

15.

The Selling Shareholder acknowledges and agrees that Purchaser shall refuse to register any transfer of Purchaser Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act;

16.

The Selling Shareholder understands and agrees that the Purchaser Securities will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

17.

The address of the Selling Shareholder included herein is the sole address of the Selling Shareholder as of the date of this certificate.

IN WITNESS WHEREOF, I have executed this Certificate of Non-U.S. Shareholder.

If a Corporation, Partnership or Other Entity:	If an Individual:
Print or Type Name of Entity	Signature
Signature of Authorized Signatory	Print or Type Name
Address	Address
Type of Entity	Social Security/Tax I.D. Number
Social Security/Tax I.D. Number

SCHEDULE 8

TO THE AGREEMENT AND PLAN OF MERGER DATED OCTOBER 9, 2014 AMONG EGCT, PTSG AND EGCT SUB

{WLMLAW W0021825.DOC}{WLMLAW W0021825.DOC}{WLMLAW W0015651.DOC}

PTSG Employees and Consultants

PTSG has no employees or retained consultants.

SCHEDULE 9

TO THE AGREEMENT AND PLAN OF MERGER DATED OCTOBER 9, 2014 AMONG EGCT, PTSG AND EGCT SUB

PATENTS AND TRADEMARKS

PTSG does not have any registered any patents, designs, or trademarks

{WLMLAW W0021825.DOC}{WLMLAW W0021825.DOC}{WLMLAW W0015651.DOC}

SCHEDULE 10

TO THE AGREEMENT AND PLAN OF MERGER DATED OCTOBER 9, 2014 AMONG EGCT, PTSG AND EGCT SUB

PTSG Financial Statements

Unaudited Financial Statements for Year End December 31, 2013

Six Months to June 31, 2014:

To be provided prior to Closing

SCHEDULE 11

TO THE AGREEMENT AND PLAN OF MERGER DATED OCTOBER 9, 2014 AMONG EGCT, PTSG AND EGCT SUB

Pending or Threatened Litigation, Claims and Assessments

There are no known pending or threatened litigation, claims or assessments against PTSG.

Unasserted Claims and Assessments

There are no known unasserted claims against PTSG.

{WLMLAW W0021825.DOC}{WLMLAW W0021825.DOC}{WLMLAW W0015651.DOC}

SCHEDULE 12

TO THE AGREEMENT AND PLAN OF MERGER DATED OCTOBER 9, 2014 AMONG EGCT, PTSG AND EGCT SUB

Disagreements with Accountants and Lawyers.

PTSG has no disagreements with its accountants or lawyers.

SCHEDULE 13

TO THE AGREEMENT AND PLAN OF MERGER DATED OCTOBER 9, 2014 AMONG EGCT, PTSG AND EGCT SUB

Tax Matters.

PTSG is up-to-date in respect of its tax status, filings and liabilities.

{WLMLAW W0021825.DOC}{WLMLAW W0021825.DOC}{WLMLAW W0015651.DOC}

SCHEDULE 14

TO THE AGREEMENT AND PLAN OF MERGER DATED OCTOBER 9, 2014 AMONG EGCT, PTSG AND EGCT SUB

Transactions with Affiliates and Employees

Other than as stated below, PTSG does not have any transactions with affiliates and employees:

Intellectual Property Pledge and Security Agreement dated December 9, 2013.